EXHIBIT 10.4

Achieve Life Sciences, Inc.

Employment Agreement

This Employment Agreement (this “Agreement”) is entered into by and between Andrew D. Goldberg, MD (the “Executive”) and Achieve Life Sciences, Inc., a Delaware corporation (the “Employer” or the “Company”) as of April 16, 2026 (the “Effective Date”). The terms of the Executive’s employment with the Company (“Employment” and commencement thereof, the “Start Date”) are set forth in this Agreement. Defined terms used in this Agreement, and not defined in line, are set forth in Section 7.

1.
Duties and Scope of Employment.

The Employer agrees to employ the Executive in the position of Chief Executive Officer (“CEO”), reporting directly to the Company’s Board of Directors (the “Board”). The Executive shall have such duties, authority and responsibilities that are commensurate with the position of CEO.

The Executive will be appointed to the Board effective on or before the Start Date, and for so long as Executive serves as the CEO, subject to the requirements of applicable law (including, without limitation, any rules or regulations of any exchange on which the common stock of the Company is listed), the Board and/or a committee of the Board will nominate Executive for re-election to the Board at each annual meeting at which Executive is subject to re-election. If Executive’s position as CEO is terminated by Executive or the Company for any reason, Executive agrees to promptly resign from the Board and any committee thereof, unless requested otherwise by the Board (the “Resignation Requirement”).

The Executive will devote his full business efforts and time to the Employer, and will not engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior written approval of the Board, such approval not to be unreasonably withheld. The Executive will be permitted to continue to serve on all outside corporate boards (public or private) on which he currently sits plus one additional board, provided that such service does not at any time (a) create an actual or potential business or fiduciary conflict of interest or (b) individually or in the aggregate, interfere materially with the performance of the Executive’s duties to the Company. The Executive’s service on more than one additional corporate board (public or private) will require the prior approval of the Board, which shall not be unreasonably withheld.

The Executive may serve as a consultant to his current employer (following the Start Date, the “Prior Employer”) to transition certain matters until December 31, 2026, provided, however, that Executive’s services to the Prior Employer pursuant to the foregoing shall not exceed either (i) five (5) hours in any calendar week or (ii) twenty (20) hours in any calendar month, with any extension thereof, or increase to such limit on hours, at the Executive’s request to require the prior approval of the Board, which shall not be unreasonably withheld, provided, further, that such service does not at any time (a) create an actual or potential business or fiduciary conflict of interest or (b) individually or in the aggregate, interfere materially with the performance of the Executive’s duties to the Company.

The Executive shall be entitled to work remotely, including, as anticipated, outside of the State of California, subject to reasonable business needs, and agrees to be present in person at the Company’s headquarters or a designated location for all Board meetings and such other meetings as may reasonably be required commensurate with his position as CEO. In the event the Company establishes one or more office locations, the Executive shall allocate time across such locations as reasonably required in the exercise of his duties. The parties acknowledge the Executive’s tax residency shall be determined in accordance with applicable law based on the Executive’s actual work location and domicile.

2.
Cash and Incentive Compensation.
(a)
Salary. The Employer shall pay the Executive as compensation for his services a base salary, initially at a gross annual rate of $665,000, payable in accordance with the Employer’s standard payroll procedures (as may be increased from time to time, the “Base Compensation”). Upon the Company’s achieving Sustained Market Capitalization of at least $1.0 billion within twenty-four (24) months of the Effective Date, provided that a Measurement Date (as defined below) relating to such level of Sustained Market Capitalization may occur after expiration of such twenty-four (24) month period if the corresponding Measurement Period (as defined below) commenced prior to the expiration of such twenty-four (24) month period, the Executive’s Base Compensation shall be adjusted, effective as of the first payroll period following such determination, to a level approximately equal to the 75th percentile of the base salary paid to chief executive officers of the Company’s then-applicable peer group as approved by the Compensation Committee of the Board (the “Committee”).
(b)
Incentive Bonuses. The Executive shall be eligible to receive an annual target bonus (the “Target Bonus”), initially in an amount equal to 55% of the Executive’s Base Compensation, with the actual bonus amount awarded to the Executive (the “Actual Bonus”) to be earned upon achievement of performance objectives to be established by the Board or the Committee for such annual performance period, not to exceed 200% of the Executive’s Base Compensation. The performance goals that will be determined by the Board and/or the Committee will be confirmed to the Executive as soon as practicable. The amount of any Actual Bonus payable to the Executive for the FY26 annual performance period shall not be prorated for partial employment during the FY26 annual performance period, provided the Start Date occurs no later than June 30, 2026. To receive payment of any Actual Bonus, the Executive must be employed by the Company on the last day of the period to which such bonus relates and the date on which bonuses are paid. The Company expects to pay Company bonuses to its executives no later than March 15th of the calendar year that follows the applicable performance year. The Board or the Committee may, in its sole discretion, determine not to award a Bonus or to award a Bonus at less than maximum eligibility.
(c)
Initial Grants. As an inducement to accept employment with the Company on the Start Date the Executive will be granted the following equity awards:
(i)
Initial RSUs. Restricted stock units (the “Initial RSUs”) representing one percent (1%) of the Company’s Fully Diluted Capitalization (as defined below) measured immediately following the closing of the Qualified Financing (as defined below). The Initial RSUs will vest as to 1/4 of the total shares subject to the Initial RSUs on the one-year anniversary of the Executive’s Start Date and as to 1/16 of the total shares subject to the Initial RSUs on each of the twelve (12) quarterly anniversaries thereafter, in each case subject to the Executive’s continued service through the applicable vesting date.
(ii)
Initial Option. An option (the “Initial Option”) to purchase a number of shares of Common Stock of the Company representing two percent (2%) of the Company’s Fully Diluted Capitalization measured immediately following the closing of the Qualified Financing. The exercise price per share of the Initial Option will be the fair market value of the Company’s common stock as determined by the Board on the date the Initial Option is granted. The Initial Option will vest as to 1/4 of the total shares subject to the Initial Option on the one-year anniversary of the Executive’s Start Date and as to 1/48 of the total shares subject to the Initial Option over the following thirty-six months, in each case subject to the Executive’s continued service through the applicable vesting date.

The Initial RSUs and the Initial Option will be granted under, and governed by the terms and conditions of, the Company’s 2024 Equity Inducement Plan (the “Inducement Plan”) and the Company’s standard form of equity award agreement thereunder, as applicable and may be eligible for certain acceleration of vesting, as provided under Section 6 below.

The Executive shall be eligible to receive additional Company equity awards, as determined by the Board or the Committee in its sole discretion.

(d)
True Up Grants. In the event the Initial RSUs and the Initial Option are granted prior to the Qualified Financing, and provided (i) the Qualified Financing occurs and (ii) the Executive remains employed by the Company through the closing of the Qualified Financing, then the Executive will be granted the following equity awards:
(i)
True Up RSUs. Restricted stock units (the “True Up RSUs”) for a number of shares of the Company’s Common Stock such that the aggregate number of shares subject to the Initial RSUs and the True Up RSUs constitutes one percent (1%) of the Company’s Fully Diluted Capitalization measured immediately following the closing of the Qualified Financing. The True Up RSUs will vest as to 1/4 of the total shares subject to the True Up RSUs on the one year anniversary of the Executive’s Start Date and as to 1/16 of the total shares subject to the True Up RSUs on each of the twelve (12) quarterly anniversaries thereafter, in each case subject to the Executive’s continued service through the applicable vesting date.
(ii)
True Up Option. An option (the “True Up Option”) to purchase a number of shares of the Company’s Common Stock such that the aggregate number of shares subject to the Initial Option and the True Up Option constitutes two percent (2%) of the Company’s Fully Diluted Capitalization measured immediately following the closing of the Qualified Financing. The exercise price per share of the True Up Option will be the fair market value of the Company’s common stock as determined by the Board on the date the True Up Option is granted. The True Up Option will vest as to 1/4 of the total shares subject to the True Up Option on the one year anniversary of the Executive’s Start Date and as to 1/48 of the total shares subject to the True Up Option over the following thirty-six months, in each case subject to the Executive’s continued service through the applicable vesting date.

The True Up RSUs and the True Up Option will be granted under, and governed by the terms and conditions of, the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) and the Company’s standard form of equity award agreement thereunder, as applicable and may be eligible for certain acceleration of vesting, as provided under Section 6 below.

(e)
CEO PSUs. As an inducement to accept employment with the Company, the Executive will be granted performance-based grant of restricted stock units (the “CEO PSUs”) representing six and one-half percent (6.5%) of the Company’s Fully Diluted Capitalization measured immediately following the closing of the Qualified Financing. The CEO PSUs will be eligible to vest based on achievement of financial and operational milestones, subject to the Executive’s continued employment with the Company through the date of achievement. Achievement of the Initial Milestone (as defined below) will be required to be achieved before the remaining milestones and corresponding CEO PSUs will be eligible to vest. All milestones will be required to be achieved within 10 years of the date of grant, or the corresponding CEO PSUs will be forfeited to the Company.

In the event the CEO PSUs are granted prior to the Qualified Financing, and provided (i) the Qualified Financing occurs and (ii) the Executive remains employed by the Company through the closing of the Qualified Financing, then the Executive will be granted performance-based grant of restricted stock units (the “True Up PSUs”) for a number of shares of the Company’s Common Stock such that the aggregate number of shares subject to the CEO PSUs and the True Up PSUs constitutes six and one-half percent (6.5%) of the Company’s Fully Diluted Capitalization measured immediately following the closing of the Qualified Financing. Reference to the “CEO PSUs” in this agreement shall include the True Up PSUs for all purposes of this Agreement, except that the True Up PSUs shall be granted pursuant to the 2018 Plan and the Company’s standard form of equity award agreement thereunder.

Portions of the CEO PSUs (denoted as a share of the total percentage of Fully Diluted Capitalization granted) shall vest upon achievement of the share price milestones, as indicated (the “Performance Vesting Terms”):

•
1.25% of Fully Diluted Capitalization upon achievement of 2x Reference Price sustained for at least seventy-five (75) consecutive trading days (the “Initial Milestone”)
•
1.25% of Fully Diluted Capitalization upon achievement of 3x Reference Price sustained for more at least seventy-five (75) consecutive trading days
•
1.25% of Fully Diluted Capitalization upon achievement of 4x Reference Price sustained for at least seventy-five (75) consecutive trading days
•
0.75% of Fully Diluted Capitalization upon achievement of 5x Reference Price sustained for at least seventy-five (75) consecutive trading days
•
0.50% of Fully Diluted Capitalization upon achievement of 6x Reference Price sustained for at least seventy-five (75) consecutive trading days
•
0.50% of Fully Diluted Capitalization upon achievement of 7x Reference Price sustained for at least seventy-five (75) consecutive trading days
•
0.50% of Fully Diluted Capitalization upon achievement of 8x Reference Price sustained for at least seventy-five (75) consecutive trading days
•
0.50% of Fully Diluted Capitalization upon achievement of 9x Reference Price sustained for at least seventy-five (75) consecutive trading days

Notwithstanding the foregoing Performance Vesting Terms, the CEO PSUs shall be eligible for acceleration pursuant to the following:

Change in Control Acceleration

•
In the event a Change in Control occurs within thirty-six (36) months of the Effective Date in which the Aggregate Transaction Value equals or exceeds $1.5 billion but is less than $3.0 billion, 50% of the total CEO PSUs shall vest (inclusive of any portion of the CEO PSUs already vested pursuant to the Performance Vesting Terms).
•
In the event a Change in Control occurs within thirty-six (36) months of the Effective Date in which the Aggregate Transaction Value equals or exceeds $3.0 billion, 100% of all remaining unvested CEO PSUs shall immediately vest.
•
In the event a Change in Control occurs at any time in which the Aggregate Transaction Value equals or exceeds $4.0 billion, 100% of all remaining unvested CEO PSUs shall immediately vest.
•
If the Company achieves a Sustained Market Capitalization of at least $4.0 billion at any time, 100% of all remaining unvested CEO PSUs shall immediately vest.

The CEO PSUs will be granted under, and governed by the terms and conditions of, the Inducement Plan and the Company’s standard form of equity award agreement thereunder, and may be eligible for certain acceleration of vesting, as provided above in this Section 2(e) and under Section 6 below.

If a transaction described in Section 2.4 of the Inducement Plan or an adjustment pursuant to Section 2.4 of the Inducement Plan occurs after the closing of the Qualified Financing, the Committee will adjust the Share Price Milestones (in each case, to the extent not previously achieved) and corresponding CEO PSUs, set forth above in the same manner that adjustments are made pursuant to Section 2.4 of the Inducement Plan, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the CEO PSUs (and in a manner that will not provide the Executive with any greater or lesser benefit or potential benefits than intended to be made available under the CEO PSUs). (For purposes of the immediately preceding sentence, with respect to the True Up PSUs, reference to Section 2.6 of the 2018 Plan shall apply in place of each reference to Section 2.4 of the Inducement Plan.) Further, Share Price Milestones shall also be adjusted for dilutive issuances, including but not limited to follow-on equity offerings, warrant exercises and option exercises, to ensure that the Share Price Milestones remain equivalent to the market capitalization thresholds included at the time of grant.

3.
Employee Benefits and Vacation.

The Executive will be entitled to participate in the employee benefit plans of general applicability to other employees of the Company, as in effect from time to time, including, without limitation, the Company’s group medical, dental, vision, disability, life insurance, director and officer liability insurance and flexible-spending account plans. Notwithstanding any provision of the Employer’s vacation policy to the contrary, the Executive is eligible for at least twenty-five (25) days per year of paid vacation. Unused vacation may not be carried over for more than twelve months after the completion of each fiscal year. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

4.
Indemnification.

The Executive and the Company will enter into the form of indemnification agreement provided to other similarly situated officers and directors of the Company. In addition, the Executive will be named as an insured on the director and officer liability insurance policy currently maintained by the Company, or as may be maintained by the Company from time to time, on terms no less favorable than for any other U.S. based executive officer of the Company or U.S. based member of the Board. The Employer’s obligations under this Section 4 shall survive termination of the Executive’s service and also termination or expiration of this Agreement.

5.
Business Expenses.

The Company will, in accordance with applicable Company policies and guidelines, reimburse the Executive for all necessary and reasonable expenses incurred by the Executive in connection with the Executive’s performance of services on behalf of the Company during the Employment, which, for the avoidance of doubt, shall include transportation and lodging incurred in connection with travel from the Executive’s primary residence to Company headquarters. The Employer shall promptly reimburse the Executive for such expenses upon presentation of appropriate supporting documentation, all in accordance with the Employer’s policies.

6.
Termination Benefits.
(a)
Involuntary Termination Outside of a Change in Control Period. In the event of the Executive’s Involuntary Termination outside of a Change in Control Period (as defined below), then, subject to satisfaction of both the Release Requirement (as defined below) and the Resignation Requirement, the Executive shall be entitled to the following:
(i)
Severance Payment. Eighteen (18) months of the Executive’s then-current Base Compensation and the Executive’s annual Target Bonus for the year in which the Involuntary Termination occurs (the “Severance Payment”), payable in substantially equal installments over the eighteen (18)-month period from date of the Executive’s Involuntary Termination (the “Severance Period”), commencing (and to include any make up payments) with the first regular payroll date that is on or immediately after the 60th day following the Executive’s Involuntary Termination.
(ii)
COBRA Benefits. Provided the Executive elects to continue his (and his dependents’) health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), then the Employer shall pay or reimburse the Executive’s monthly premium under COBRA for continuation of health, dental and vision benefits provided to the Executive and the Executive’s eligible dependents for the number of months in the Severance Period beginning at the same time as the Severance Payment is paid. Notwithstanding the foregoing, if the Company determines that it cannot reimburse the costs for continuation of such health, dental and vision benefits without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall instead pay to the Executive, as soon as administratively practicable, but in no case more than five (5) business days following, the later of (A) the Release Deadline and (B) the date on which the Company so determines that it may no longer reimburse such costs without incurring such financial costs or penalties, a fully taxable lump-sum cash payment equal to the applicable remaining unpaid costs for continuation of such health, dental and vision benefits for the Severance Period. The Executive may, but is not obligated to, use such cash payment toward the cost for continuation of such health, dental and vision benefits. Benefits pursuant to this paragraph are referred to as the “COBRA Benefits.”
(iii)
Equity Vesting. The Initial RSUs and Initial Option and, if granted as of the date of the Executive’s Involuntary Termination, the True Up RSUs and the True Up Option, shall vest as to a number of shares subject thereto, respectively, that would have time-vested if the Executive had continued in employment for the number of additional months following the Termination Date that is equal to the number of months in the Severance Period. The Executive shall be entitled to exercise the Initial Option and the True Up Option to the extent vested (taking into account the foregoing acceleration) for no less than twenty-four (24) months following the Executive’s Involuntary Termination, but in no event beyond the Initial Option’s original ten-year term.

Any CEO PSU milestone for which the closing price of the Company’s Common Stock equals or exceeds the applicable share price milestone as of the date of the Executive’s Involuntary Termination shall be deemed achieved, and the corresponding CEO PSUs shall vest, notwithstanding that the applicable Measurement Period has not been completed.

(b)
Involuntary Termination During a Change in Control Period. In the event of the Executive’s Involuntary Termination within a Change in Control Period, then, subject to satisfaction of both the Release Requirement and the Resignation Requirement, the Executive shall be entitled to the following:
(i)
The Severance Payment plus a lump-sum cash payment equal to the Executive’s annual Target Bonus for the year in which the Involuntary Termination occurs prorated through the date of the Executive’s Involuntary Termination, which shall be payable on the first regular payroll date that is on or immediately after the 60th day following the Executive’s Involuntary Termination.
(ii)
The COBRA Benefits.
(iii)
Equity Vesting. The Initial RSUs, the Initial Option, the True Up RSUs and the True Up Option shall vest in full. The Executive shall be entitled to exercise the Initial Option and True Up Option to the extent vested (taking into account the foregoing acceleration) for no less than twenty-four (24) months following the Executive’s Involuntary Termination, but in no event beyond the Initial Option’s original ten-year term.

Provided that, following the Change in Control and through the date of Executive’s Involuntary Termination, the Company’s Common Stock continues to be publicly traded on a US national securities exchange, any CEO PSU milestone for which the closing price of the Company’s Common Stock equals or exceeds the applicable share price milestone as of the date of the Executive’s Involuntary Termination shall be deemed achieved, and the corresponding CEO PSUs shall vest, notwithstanding that the applicable Measurement Period has not been completed.

The Executive will not be entitled to any severance, except as expressly provided in this Section 6. Payments and benefits under Section 6(a) or Section 6(b) above are not intended, and will not be provided, in duplicate.

(c)
Accrued Amounts. Upon the termination of the Executive’s Employment for any reason (including death or disability) the Executive shall be entitled to the compensation, benefits and reimbursements described in this Agreement through the effective date of the termination (the “Termination Date”), and the Employer shall make the following payments to the Executive (or his beneficiary) within 10 business days following the Termination Date: (i) all unpaid salary and unpaid vacation accrued through the Termination Date, (ii) any accrued, unpaid bonuses (provided that any such bonus has been awarded by the Board or the Committee, in accordance with the terms of any applicable plan, has been earned by the Executive and is not subject to any vesting or other similar requirement) for any fiscal year of the Employer ended prior to the Termination Date and (iii) any unreimbursed business expenses provided that the Executive has submitted appropriate documentary substantiation as required by Company policy. The Executive may also be eligible for other post-Employment payments and benefits as provided in this Agreement or pursuant to other agreements or plans with the Employer. Upon the Termination Date, the Executive shall have no further rights to receive compensation or benefits from the Employer except as set forth in this Section 6 and pursuant to the terms of any benefit plans (including without limitation any equity compensation plans) of the Company in which the Executive is a participant.
7.
Definitions. For purposes of this Agreement, the following terms shall have the meanings ascribed thereto.
(a)
“Aggregate Transaction Value” shall mean the total consideration paid or payable to holders of the Company’s equity securities in connection with such Change in Control, including any cash, securities, or other property receivable by such holders, calculated on a fully diluted basis.
(b)
“Cause” shall mean the following, provided that with respect to clauses (i) and (iv), the Company shall provide the Executive with written notice specifying the grounds for Cause and the Executive shall have thirty (30) days to cure such failure or breach (to the extent curable), and a determination of Cause shall require approval by a majority of the Board:
(i)
a willful and substantial failure to perform duties and responsibilities to the Company or any of the Company’s subsidiaries or affiliates (each, a “Related Company”) or a deliberate violation of a material Company or a Related Company’s policy;
(ii)
the commission of any act of fraud, embezzlement, dishonesty or any other gross misconduct that has caused or is reasonably expected to result in material injury to the Company or any Related Company; or
(iii)
the Executive’s unauthorized use or disclosure of any confidential information or trade secrets of the Company, any Related Company or any other party to whom the Company or a Related Company owes an obligation of nondisclosure; or
(iv)
the Executive’s willful material breach of any of the Executive’s obligations under any written agreement or covenant with the Company or any Related Company.
(c)
“Change in Control” shall mean the occurrence of any of the following events:
(i)
the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if the Company’s stockholders immediately prior to such merger, consolidation or reorganization cease to directly or indirectly own immediately after such merger, consolidation or reorganization at least a majority of the combined voting power of the continuing or surviving entity’s securities

(or, if the continuing or surviving entity is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the ultimate parent corporation of such surviving or resulting corporation) outstanding immediately after such merger, consolidation or other reorganization;
(ii)
the consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets (other than (1) to a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (2) to a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company or (3) to a continuing or surviving entity described in subsection (i) in connection with a merger, consolidation or corporate reorganization which does not result in a Change in Control under subsection (i));
(iii)
a change in the composition of the Board, as a result of which fewer than one-half of the incumbent directors are directors who either (1) had been directors of the Company on the date twenty-four (24) months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (2) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved;
(iv)
the consummation of any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of the Company representing at least thirty-five percent (35%) of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this subsection, the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude:
(1)
a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate of the Company;
(2)
a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company;
(3)
the Company; and
(4)
a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company; or
(v)
a complete winding up, liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(d)
“Change in Control Period” shall mean the period commencing on the closing date of a Change in Control and ending twenty-four (24) months thereafter.
(e)
“Fully Diluted Capitalization” shall mean all outstanding shares of the Company’s capital stock and all outstanding derivative securities, including, without limitation, options, warrants, restricted stock units, performance stock units, convertible securities, and similar instruments.
(f)
“Good Reason” shall mean the following: (i) a material reduction in authority, duties or responsibilities; (ii) the appointment of a co-CEO or Executive Chairman or other diminution in title or reporting obligation (including no longer serving as a member of the Board); (iii) relocation of the Executive’s principal place of employment (e.g., no longer permitted to work remotely and required to relocate more than thirty (30) miles from current residence); or (iv) a material reduction in base salary or annual target bonus. A resignation for Good Reason will not be deemed to have occurred unless the Executive gives the Company written notice of the condition within sixty (60) days after the condition comes into existence, the Company fails to cure the condition within thirty (30) days after receiving such written notice, and the Executive terminates the Executive’s employment within sixty (60) days after the Company’s failure to cure or the Company’s notice to the Executive that it will decline to cure.
(g)
“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended.
(h)
“Involuntary Termination” shall mean the Executive’s Separation due to any of the following: (i) termination of the Executive’s employment by the Employer without Cause or (ii) the Executive’s resignation of employment for Good Reason.
(i)
“Qualified Financing” shall mean the Company’s equity financing closing concurrently with the Start Date, provided such equity financing results in gross proceeds of not less than $150,000,000 (excluding the potential proceeds, if any, received upon exercise of warrants issued in the transaction).
(j)
“Reference Price” shall mean the lower of (i) the closing price of the Company’s common stock on the last trading day prior to the first public announcement of the Qualified Financing, or (ii) the volume-weighted average price of the Company’s common stock over the five (5) trading days immediately prior to the first public announcement of the Qualified Financing.
(k)
“Release Requirement” means the Executive must execute, deliver and not revoke a general mutual release of all litigation and other claims in a form reasonably satisfactory to the Employer (the “Release”) and allow such Release to become non-revocable prior to the 60th day following the Executive’s termination of employment, or such earlier deadline specified in the Release (as applicable, the “Release Deadline”). The Employer shall furnish the Release to the Executive on the date of his Involuntary Termination.
(l)
“Separation” means a “separation from service” within the meaning of Section 409A of the Code and the regulations promulgated thereunder.
(m)
“Sustained Market Capitalization” shall mean the daily Fully Diluted Capitalization, multiplied by the volume-weighted average price (VWAP) of the Company’s common stock on a daily basis, measured over a period of seventy-five (75) consecutive trading days. For purposes of the foregoing, any 75-day measurement period shall be referred to as a “Measurement Period”, with the final day of any such Measurement Period, the “Measurement Date.”
8.
Non-Compete and Non-Disparagement.
(a)
Non-Compete. During the period of the Executive’s employment with the Company, the Executive agrees to not engage in any employment, business or activity that is in any way competitive with the business or proposed business of the Company. The Executive will disclose to the Company in writing any other gainful employment, business or activity that the Executive is currently associated with or participate in that competes with the Company. The Executive will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company.
(b)
Confidential Information. To protect the Company’s interests, as a condition of employment, the Executive must sign and abide by the Company’s standard Employee Invention Assignment and Confidentiality Agreement, attached hereto as Exhibit A. Except as required in the good faith opinion of the Executive in connection with the performance of the Executive’s duties hereunder or as specifically set forth in this Section 8(b), the Executive shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for his benefit or the benefit of any person, firm, corporation or other entity any confidential or proprietary information or trade secrets of or relating to the Company or any of its affiliates, including, without limitation, information with respect to the Company’s operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, business plans, designs, marketing or other business strategies, compensation paid to employees or other terms of employment, or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets. The Company and the Executive stipulate and agree that as between them the foregoing matters are important, material and confidential proprietary information and trade secrets and affect the successful conduct of the businesses of the Company (and any successor or assignee of the Company). Upon termination of the Executive’s employment with the Company for any reason, the Executive shall promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Company’s customers, business plans, designs, marketing or other business strategies, products or processes, provided that the Executive may retain his address book and similar information, whether or not the Company specifically requests it.
(c)
Non-Disparagement. The Executive and the Company mutually agree not to disparage or defame, in writing or orally, the other party, and as applicable, its or his services, products, subsidiaries and affiliates, and/or their respective directors, officers, employees, agents, family members, successors and assigns. This non-disparagement provision shall not apply to statements made by non-management employees of the Company, so long as such statements did not originate from and were not induced or encouraged (directly or indirectly) by an officer, director or management employee of the Company. Notwithstanding the foregoing, nothing in this Section 8(c) shall limit the ability of the Company or the Executive, as applicable, to provide truthful testimony as required by law or any judicial or administrative process.
(d)
Remedies. Without limiting the right of the Employer to pursue all other legal and equitable rights available to the Employer for violation of the provisions of this Section 8 by the Executive, it is agreed that (a) other remedies cannot fully compensate the Employer for such a violation, (b) such a violation will cause the Employer irreparable harm which may not be adequately compensated by money damages and (c) the Employer shall each be entitled to temporary, preliminary and permanent injunctive or other equitable relief, without proving actual damages or posting a bond therefore, to prevent a violation, continuing violation or threatened violation of the provisions of this Section 8.
9.
Inventions and Patents.
(a)
For purposes of this Agreement, “Inventions” includes, without limitation, information, inventions, contributions, improvements, ideas, or discoveries, whether protectable or not, and whether or not conceived or made during work hours. The Executive agrees that all Inventions conceived or made by the Executive during the period of employment with Employer belong to Employer, provided they grow out of the Executive’s work with Employer, including, without limitation, research and product development, and projected business of Employer or its affiliated companies. Accordingly, the Executive will:
(i)
Make adequate written records of such Inventions, which records will be Employer’s property;
(ii)
Assign (and hereby does irrevocably assign and transfer) to Employer or its designee, at Employer’s request, any rights, title and interest the Executive may have to such Inventions for the U.S. and all foreign countries;

(iii)
Waive and agree not to assert any moral rights the Executive may have or acquire in any Inventions and agree to provide written waivers from time to time as requested by Employer; and
(iv)
Assist Employer (at Employer’s expense) in obtaining and maintaining patents or copyright registrations with respect to such Inventions.
(b)
The Executive understands and agrees that Employer or its designee will determine, in its sole and absolute discretion, whether an application for patent will be filed on any Invention that is the exclusive property of Employer, as set forth above, and whether such an application will be abandoned prior to issuance of a patent. Employer will pay to the Executive, either during or after the term of this Agreement, the following amounts if the Executive is sole inventor, or the Executive’s proportionate share if the Executive is joint inventor: $750 upon filing of the initial application for patent on such Invention; and $1,500 upon issuance of a patent resulting from such initial patent application, provided the Executive is named as an inventor in the patent.
(c)
The Executive further agrees that the Executive will promptly disclose in writing to Employer during the term of the Executive’s employment. Except as set forth on the initialed Exhibit B (List of Inventions) to this Agreement, if any, the Executive represents and warrants that the Executive has no Inventions, software, writings or other works of authorship useful to Employer in the normal course of business, which were conceived, made or written prior to the date of this Agreement and which are excluded from the operation of this Agreement.
(d)
NOTICE: In accordance with Washington law, this Section 9 does not apply to Inventions for which no equipment, supplies, facility, or trade secret information of Employer was used and which was developed entirely on the Executive’s own time, unless: (a) the Invention relates (i) directly to the business of Employer or (ii) to Employer’s actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by the Executive for Employer.
10.
Successors; Assignment.
(a)
Employer’s Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Employer’s business and/or assets, and the Employer may assign its rights under this Agreement to any entity that expressly in writing assumes the Employer’s obligations hereunder in connection with such transaction. For all purposes under this Agreement, the term “Employer” shall include any successor to the Employer’s business and/or assets which becomes bound by this Agreement.
(b)
Executive’s Successors. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
11.
Tax Matters.
(a)
Withholding. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law. The Executive is encouraged to obtain the Executive’s own tax advice regarding the Executive’s compensation from the Company. The Executive agrees that the Company does not have a duty to design its compensation policies in a manner that minimizes the Executive’s tax liabilities, and the Executive will not make any claim against the Company or its Board related to tax liabilities arising from the Executive’s compensation.
(b)
Parachute Payments—“Best of Amount”.

In the event that the payments and benefits provided for in this Agreement and the payments and/or benefits provided to, or for the benefit of, the Executive under any other Employer plan or agreement (such payments or benefits are hereinafter collectively referred to as the “Benefits”) (i) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and (ii) but for this Section 11(b), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “Excise Tax”), then the Benefits shall either be (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such Benefits being subject to the Excise Tax (such reduced amount is hereinafter referred to as the “Limited Amount”), whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Executive on an after-tax basis, of the greatest amount of Benefits, notwithstanding that all or some portion of such Benefits may be subject to the Excise Tax. If applicable, in order to effectuate the Limited Amount, the Employer shall first reduce those Benefits which are payable in cash and then reduce non-cash payments, in each case in reverse order beginning with Benefits which are to be paid the farthest in time from the date of determination that the Benefits will be limited by (b)(ii) above. Any calculations and determinations required under this Section 11(b) shall be made in writing by the Company’s independent auditor (the “Accountant”) whose determination shall be conclusive and binding. The Executive and the Company shall furnish the Accountant such documentation as the Accountant may reasonably request in order to make a determination. The Employer shall pay for all costs that the Accountant may reasonably incur in connection with performing any calculations contemplated by this Section 11(b).

(c)
Section 409A of the Internal Revenue Code.

In the event that the Employer determines that any of the benefits payable under this Agreement would violate Section 409A (“Section 409A”) of the Internal Revenue Code, then the Employer and the Executive shall, in good faith, agree to implement adjustments needed to comply with Section 409A. Additionally, notwithstanding anything contained in this Agreement to the contrary, if the Executive is deemed by the Employer at the time of the Executive’s “separation from service” to be a “specified employee,” each within the meaning of Section 409A, any compensation or benefits to which the Executive becomes entitled under this Agreement (or any agreement or plan referenced in this Agreement) in connection with such separation that are subject to Section 409A shall not be made or commence until the date which is six (6) months after the Executive’s “separation from service” (or, if earlier, the Executive’s death). Such deferral shall only be effected to the extent required to avoid adverse tax treatment to the Executive, including (without limitation) the additional twenty percent (20%) tax for which the Executive would otherwise be liable under Section 409A(a)(1)(B) in the absence of such deferral. Upon the expiration of the applicable deferral period, any compensation or benefits which would have otherwise been paid during that period (whether in a single lump sum or in installments) in the absence of this Section 11(c) shall be paid to the Executive or the Executive’s beneficiary in one lump sum.

To the extent that any provision of this Agreement is ambiguous as to its exemption or compliance with Section 409A, the provision will be read in such a manner so that such payments hereunder are exempt from Section 409A to the maximum permissible extent, and for any payments where such construction is not tenable, that those payments comply with Section 409A to the maximum permissible extent. To the extent any nonqualified deferred compensation subject to Section 409A payable to the Executive hereunder could be paid in one or more taxable years depending upon the Executive completing certain employment-related actions (such as resigning after a failure to cure a Good Reason event and/or returning an effective release), then any such payments will commence or occur in the later taxable year to the extent required by Section 409A. To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. Payments pursuant to this Agreement (or referenced in this Agreement) are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the regulations under Section 409A. Notwithstanding any provision to the contrary, payments under this Agreement shall only be made upon a termination that constitutes a “separation from service”, as defined under Section 409A.

12.
Clawback and Recoupment.

All amounts payable to the Executive hereunder shall be subject to recoupment pursuant to the Company’s current compensation clawback or recoupment policy (if any) and any additional compensation clawback or recoupment policy or amendments to the current policy adopted by the Board or as required by law during the term of the Executive’s employment with the Company that applies on substantially the same terms to all other U.S. based executive officers of the Company (except as required by statute or regulation without regard to the terms of the policy). No recovery of compensation under such a clawback or recoupment policy will be an event giving rise to a right to resign for “Good Reason” or constitute a termination without “Cause” under this Agreement, provided that such recovery is consistent with such policy and such policy is consistent with this Section 12.

13.
Miscellaneous Provisions.
(a)
Employment-at-Will. Employment with the Company is for no specific period of time. The Executive’s employment with the Company will be “at will,” meaning that either the Executive or the Company may terminate the Executive’s employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to the Executive are superseded by this Agreement. This is the full and complete agreement between the Executive and the Company on this term. Although the Executive’s compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of the Executive’s employment may only be changed in an express written agreement signed by the Executive and a duly authorized officer of the Company (other than the Executive).
(b)
Employment Eligibility Verification; Background Check. For purposes of federal immigration law, the Executive will be required to provide to the Company documentary evidence of the Executive’s identity and eligibility for employment in the United States. Such documentation must be provided to the Company within three (3) business days of the Executive’s Start Date, or the Executive’s employment relationship with the Company may be terminated. This offer is contingent upon a satisfactory verification of criminal, education, driving and/or employment background. This offer can be rescinded based upon data received in the verification.
(c)
Absence of Conflicts; Competition with Prior Employer. The Executive represents that the Executive’s performance of the Executive’s duties under this Agreement will not breach any other agreement as to which the Executive is a party. The Executive agrees that the Executive has disclosed to the Company all of the Executive’s existing employment and/or business relationships, including, but not limited to, any consulting or advising relationships, outside directorships, investments in privately held companies, and any other relationships that may create a conflict of interest. The Executive is not to bring with the Executive to the Company, or use or disclose to any person associated with the Company, any confidential or proprietary information belonging to any former employer or other person or entity with respect to which the Executive owes an obligation of confidentiality under any agreement or otherwise. The Company does not need and will not use such information and we will assist the Executive in any way possible to preserve and protect the confidentiality of proprietary information belonging to third parties. Also, the Executive is expected to abide by any obligations to refrain from soliciting any person employed by or otherwise associated with any former employer and suggest that the Executive refrains from having any contact with such persons until such time as any non-solicitation obligation expires.
(d)
Notices. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by overnight courier, U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address that he most recently communicated to the Employer in writing. In the case of the Employer, mailed notices shall be addressed to the Chairman of the Board at the Company’s corporate headquarters.

(e)
Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by a member of the Board (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
(f)
Whole Agreement. Except for those agreements or plans referenced herein (including without limitation any employee benefit plans of the Company in which the Executive is a participant in as of the Effective Date), this Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) with respect to the subject matter hereof. In the event of any conflict in terms between this Agreement and any other agreement executed by and between the Executive and the Employer, the terms of this Agreement shall prevail and govern.
(g)
Legal Fees. Upon presentation of appropriate documentation, the Company promptly shall pay the Executive’s reasonable counsel fees incurred in connection with the negotiation and documentation of this Agreement, up to a maximum of $25,000, provided that if the Executive does not commence employment with the Company, then such reimbursement amount shall be reduced to a maximum of $15,000.
(h)
Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Washington (except their provisions governing the choice of law).
(i)
Severability; Blue-Penciling. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect. Furthermore, it is the intent, agreement and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Agreement, any term, restriction, covenant or promise in this Agreement is found to be unreasonable and for that or any other reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the minimum extent necessary to make it enforceable by such court or agency; provided further that any such court or agency shall have the power to modify such provision, to the extent necessary to make it enforceable (for the maximum duration and geographic scope permissible), and such provision as so modified shall be enforced.
(j)
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE TO AGREEMENT FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates set forth below.

Executive
/s/ Andrew D. Goldberg
Andrew D. Goldberg, MD April 16, 2026 Date

Achieve Life Sciences, Inc.
/s/ Thomas B. King
Thomas B. King (Chairman of the Board of Directors) April 16, 2026 Date

[Signature Page to Agreement]

Exhibit A

Employee Invention Assignment and Confidentiality Agreement

Exhibit B

List of Inventions